UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008 (August 11, 2008)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31st Floor, 3B31-23 Guomao Building, 005 Renmin Rd. (South) Shenzhen, People’s Republic of China 518001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 11, 2008, the Board of Directors of the Company approved, by unanimous written consent, a settlement agreement (the “Settlement Agreement”) by and among the Company, IMOT Information Technology (Shenzhen) Co., Ltd., Shenzhen Inter-Anke Digital Technology Co., Ltd. (“Anke”), and Chinae.com Equity Platform Holding (Group) Co., Ltd.

The Settlement Agreement provides for (i) Anke to pay to the Company of the sum of USD $1,000,000, (ii) the Company to transfer to Anke all of the shares of stock representing the Company’s 49% ownership interest in Anke, and (iii) a termination of the Share Transfer Agreement by among the Company and Anke executed March 31, 2004, pursuant to which the Company initially acquired the Anke shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	INTERMOST CORPORATION

	By:	/S/ Rocky Wulianghai
Rocky Wulianghai,
President and Chief Executive Officer